CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 17 under the Securities Act of 1933 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 20, 1995, relating to the financial statements and financial highlights appearing in the April 30, 1995 Annual Report to Shareholders of the Nations Municipal Reserves (formerly Tax Free Money Market), Nations Cash Reserves (formerly Cash Reserves), Nations Treasury Reserves (formerly Treasury Reserves), and Nations Government Reserves (formerly Government Reserves) of Nations Institutional Reserves (formerly known as The Capitol Mutual Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants, Custodian and Transfer Agent" in the Prospectuses and under the heading "Experts and Financial Information" in the Statement of Additional Information.


/s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
January 12, 1996